Exhibit 5.1

April 10, 2013

First PacTrust Bancorp, Inc.

18500 Von Karman Avenue, Suite 1100

Irvine, California 92612

Ladies and Gentlemen:

We have acted as special Maryland counsel to First PacTrust Bancorp, Inc., a Maryland corporation (the “Company”), in connection with the Registration Statement on Form S-4 (as amended, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) for the purpose of registering with the Commission under the Securities Act of 1933, as amended (the “Securities Act”), up to 2,150,000 shares of the Company’s common stock, par value $.01 per share (the “Shares”), to be issued pursuant to the Agreement and Plan of Merger, dated as of August 21, 2012 (the “Merger Agreement”), by and among the Company, Beach Business Bank (“Beach”) and The Private Bank of California (“PBOC”).

In connection with the rendering of the opinion set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the charter and bylaws of the Company as currently in effect, (iii) the Merger Agreement, (iv) the resolutions adopted by the Board of Directors of the Company relating to the Merger Agreement and (v) such other documents, agreements, records, instruments, certificates of public officials and certificates of officers or other representatives of the Company, Beach, PBOC or others as we have deemed necessary or appropriate for purposes of and as a basis for rendering the opinion set forth below.

In our examination, we have (i) assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (ii) assumed the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies and (iii) assumed and relied upon the truth, accuracy and completeness (without independent investigation or verification) of the information, representations, warranties and statements contained in the records, documents, instruments and certificates we have reviewed, including, without limitation, the representations and warranties

First PacTrust Bancorp, Inc.

April 10, 2013

of the Company and PBOC set forth in the Merger Agreement. In rendering the opinion set forth below, we have assumed that such parties had, have or will have all requisite power and authority to execute and deliver all agreements, documents, instruments and certificates examined by us and have also assumed the due authorization by all requisite action, and the due execution and delivery by such parties of all such agreements, documents, instruments and certificates and the validity and binding effect thereof. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company, Beach, PBOC and others.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, and having a regard for such legal considerations as we have deemed relevant, we are of the opinion that when the Registration Statement has been declared effective by order of the Commission and if and when the Shares have been issued by the Company in accordance with the Merger Agreement, against payment therefor as set forth in the Merger Agreement, the Shares will be legally issued, fully paid and non-assessable.

In rendering the opinion set forth herein, we express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Maryland, as currently in effect. This opinion is limited to the facts bearing on this opinion as they exist on the date of this letter. We disclaim any obligation to review or supplement this opinion or to advise you of any changes in the circumstances, laws or events that may occur after this date or otherwise update this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption “Legal Matters” in the proxy statement/prospectus included therein. In giving this consent, we do not admit thereby that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion is furnished by us, as special Maryland counsel to the Company, in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and, except as provided in the immediately preceding paragraph, is not to be used, circulated or quoted for any other purpose or otherwise referred to or relied upon by any other person without our express written permission.

Very truly yours,

/s/ SILVER, FREEDMAN & TAFF, L.L.P.

SILVER, FREEDMAN & TAFF, L.L.P.